UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 1, 2006

GREAT LAKES BANCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-50267	13-4237490
(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York	14214
(Address of principal executive offices)	(Zip Code)

(716) 961-1900
(Registrant's telephone number, including area code)

Bay View Corporation 1840 Gateway Drive San Mateo, California 94404
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

(a)  On May 1, 2006, the Great Lakes Bancorp, Inc., formerly known as Bay View Capital Corporation (the “Company”), completed its merger with Great Lakes Bancorp, Inc. (“GLB”). Pursuant to the terms of the merger, the Company, as the surviving legal entity, changed its name to Great Lakes Bancorp, Inc.  The consummation of the merger followed a special meeting of the Company’s shareholders held on April 27, 2006, at which the requisite shareholder approval was obtained for the consummation of the merger pursuant to the terms of the Agreement and Plan of Merger dated as of October 26, 2005, as amended (the “Merger Agreement”).  For each share of GLB common stock, $0.001 par value per share, Great Lakes shareholders will receive 1.0873 shares of the Company’s common stock, $0.01 par value per share.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed separately with the Securities and Exchange Commission.

Registrar and Transfer Company is acting as the Exchange Agent for the merger, and will be sending GLB shareholders a letter of transmittal and instructions on how to surrender shares of GLB common stock for the merger consideration.

(b)

On May 1, 2006, the Company  also completed the sale of all of the outstanding capital stock of its wholly owned subsidiary Bay View Acceptance Corporation (“BVAC”) to AmeriCredit Financial Services, Inc. for approximately $63.6 million in cash, subject to final adjustment.  The consummation of the sale followed a special meeting of the Company’s shareholders held on April 27, 2006, at which the requisite shareholder approval was obtained for the consummation of the sale pursuant to the terms of the Stock Purchase Agreement dated as of November 7, 2005 (the “Stock Purchase Agreement”)..

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which was filed separately with the Securities and Exchange Commission.

Item 7.01   Regulation FD Disclosure

On May 1, 2006, the Company issued a press release announcing that that it had completed the sale of its auto finance subsidiary, Bay View Acceptance Corporation to AmeriCredit Financial Services, Inc. for approximately $63.6 million in cash, subject to final adjustment.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

Item 9.01   Exhibits

Exhibit No.	Description
99.1	Press Release dated May 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Bancorp, Inc.

Date:  May 1, 2006

By:  /s/ Andrew W. Dorn, Jr.

Name:  Andrew W. Dorn, Jr.

Title:    President & Chief Executive Officer